Exhibit 5.1
LOCKE LORD BISSELL & LIDDELL LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
March 16, 2010
Camden Property Trust
Three Greenway Plaza, Suite 1300
Houston, Texas 77046
Ladies and Gentlemen:
     We are acting as counsel for Camden Property Trust, a Texas real estate investment trust (the “Company”), in connection with the issuance and sale by the Company from time to time of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), having an aggregate offering price of up to $250,000,000 (the “Shares”) pursuant to the prospectus supplement dated March 16, 2010 (the “Prospectus Supplement”) supplementing the prospectus dated May 20, 2009 (the “Base Prospectus”) that forms part of the Company’s Registration Statement on Form S-3 (File No. 333-159372) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are to be sold from time to time pursuant to three Distribution Agency Agreements, dated March 16, 2010 (the “Distribution Agency Agreements”), between the Company and each of Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC.
     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Declaration of Trust of the Company and the Bylaws of the Company, as amended, (b) the Base Prospectus and the Prospectus Supplement, (c) the Registration Statement, (d) each of the executed Equity Distribution and (e) certain resolutions of the Board of Trust Managers of the Company adopted on February 25, 2010 (the “Resolutions”). In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.
     The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. The Shares have been duly authorized for issuance by the Company.
     2. The Shares, when issued and delivered by the Company in exchange for payment of the consideration therefor in accordance with the terms of the Distribution Agency Agreements and the Resolutions, will be validly issued, fully paid and non-assessable.
     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Shares pursuant to the Distribution Agency Agreements: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (ii) the declaration of trust of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.
     This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     We hereby consent to the filing of this opinion letter as an Exhibit to the filing by the Company of a Current Report on Form 8-K on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement, and to all references to our firm included in or made a part of the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated by the SEC.

Very truly yours, LOCKE LORD BISSELL & LIDDELL LLP
By:	/s/ Toni Weinstein
Toni Weinstein